EXHIBIT 10.5

Assignment of Promissory Note as Collateral Security

THIS Assignment of Promissory Note as Collateral Security (the “Assignment”) is entered into as of October 15, 2013 by and between WESSCO, LLC, a Delaware limited liability company, (the "Assignor") and THE BANK OF KENTUCKY, INC., a Kentucky banking corporation, (the "Assignee").

RECITALS:

A.    Assignor is the owner of that certain Promissory Note in the original principal amount of $3,000,000.00, dated October 15, 2013, executed by INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation, ("Maker") and currently held by Assignor (including all amendments, modifications, restatements, and proceeds thereof, the "Assigned Note"), a true and accurate copy of which is attached hereto as Exhibit A, which is incorporated herein by reference.

B.    On even date herewith, Assignee made two loans (collectively, the “Loan”) to Assignor in the amounts of Three Million Dollars ($3,000,000.00) and One Million Dollars ($1,000,000.00), respectively, each evidenced by a promissory note (collectively, the “Note”), and secured by a Guaranty of even date herewith from Maker to Assignee (the “Guaranty”) and by certain other agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (collectively, together with any amendments, modifications, or restatements thereto, the "Loan Documents").

C.    In connection with the Loan, Assignee has required that Assignor provide certain security, including Assignor’s assignment of the Assigned Note, and Assignor has agreed to such assignment, on and subject to the terms and conditions set forth in this Assignment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which the parties incorporate in this Assignment as if fully set forth below, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Assignor hereby agrees, promises and undertakes as follows:

1.    Assignor hereby grants a security interest in and assigns and transfers to Assignee, all rights, title, interests and benefits of Assignor in and to, all benefits of Assignor under, and all monies due or to become due to Assignor under or in connection with the Assigned Note and under any and all additions, amendments, supplements or other modifications thereof, now or hereafter in effect (the foregoing are hereinafter collectively called the "Assigned Agreements") as collateral security for the following (collectively, the "Obligations"): any and all loans, advances, indebtedness and other obligations of Assignor owed to Assignee with respect to the Loan, the Note, and the other Loan Documents of every description whether now existing or hereafter arising, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under the Loan Documents, letters of credit now or hereafter issued by Assignee for the benefit of or at the request of Assignor or Maker, all obligations to perform or forbear from performing acts, all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, or restatements thereof, and all expenses and attorneys' fees incurred or other sums disbursed by Assignee pursuant to this Assignment or any other document, including such fees and expenses as may be incurred in collecting the Obligations from any other party responsible for all or any part thereof.

2.    Assignor further agrees, represents and warrants that:

(a)    The Assigned Agreements have not been modified, amended, altered or changed by Assignor or Maker in any manner.

(b)    The Assignor will deliver to Assignee the original version of the Assigned Agreements, including, without limitation, the original Assigned Note and such Assigned Note will be endorsed over to Assignee on the bottom thereof with the endorsement "Pay to the Order of The Bank of Kentucky, Inc.". Lender agrees to redeliver the Assigned Note and any other original Assigned Agreements to Assignor and endorse the Note over to Assignor upon satisfaction of the Obligations and complete performance by Assignor of the Loan Documents and by Maker of the Guaranty, or in the event the same are necessary in connection with any actions described below in Section 2(g).

(c)    To Assignor's knowledge, the Assigned Note is not currently secured by any collateral other than the Assigned Agreements.

(d)    To Assignor's knowledge, the outstanding principal balance of the Assigned Note is $3,000,000.00 as of the date hereof.

(e)    Assignor has the right, power and authority to assign its right, title and interests in and to the Assigned Agreements to Assignee. Assignor has not heretofore assigned, mortgaged, pledged, encumbered or otherwise hypothecated its rights, title and interests under the Assigned Agreements in any manner nor will Assignor do so at any time hereafter without Assignee's prior written consent in each instance. Any such assignment, mortgage, pledge or encumbrance without Assignee's consent shall be void and of no force and effect.

(f)    Assignor will keep and perform the obligations to be kept and performed by it under the Assigned Agreements.

(g)    Assignor will not without the prior written consent of Assignee, modify, amend, alter, change, cancel or terminate the Assigned Agreements except to the extent Assignor in its sole but reasonable discretion determines is necessary to file and prosecute declaratory or other proceedings or miscellaneous filings in order to protect title to the Assigned Agreements or as necessary and proper to keep the Assigned Agreements in full force and effect.

(h)    Assignor specifically acknowledges and agrees that Assignee does not assume, and shall have no responsibility for, the payment of any sums due or to become due under the Assigned Agreements or the performance of any obligations to be performed under or with respect to the Assigned Agreements by Assignor or by Maker, and Assignor hereby agrees to indemnify and hold Assignee harmless with respect to any and all claims by any person relating thereto. Assignee in its discretion may file or record this Assignment and any corresponding Uniform Commercial Code Financing Statements in the public records in the appropriate jurisdictions to perfect Assignee's security interest in the Assigned Agreements.

(i)    If there shall be a default under the Assigned Agreements on the part of Assignor, for any reason, Assignee may, at its option, without assuming any of the obligations of Assignor under the Assigned Agreements and without waiving or releasing Assignor from any of the terms hereof or any of the Obligations, cure the default, and the cost of curing the same (and all necessary and incidental costs and expenses of Assignee in connection therewith, including, but not limited to, reasonable counsel fees), with interest at the highest rate payable on the Obligations from the time of the advance or advances therefore, shall be deemed an additional advance to Assignor and part of the Obligations, under the Loan Documents and shall be due and payable by Assignor to Assignee upon demand.

(j)    If an Event of Default shall occur hereunder, and during the continuation thereof in addition to all other rights and remedies of Assignee pursuant to any agreements of Assignor in favor of or assigned to and held by Assignee or pursuant to applicable law or otherwise, Assignee and its successors assigns or designees shall have all rights and benefits of Assignor under the Assigned Agreements, including, without limitation, any and all of Assignor's rights to receive payments thereunder and rights to indemnification, without modifying or discharging any of the Obligations or the Loan Documents. Upon the occurrence of any Event of Default and the expiration of all grace and cure periods, if any, Assignor agrees to execute any and all documents requested by Assignee in its sole discretion to enable Assignee to exercise all of the rights of Assignor under the Assigned Agreements. The specified remedies to which Assignee may resort under the terms of this Assignment are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Assignee may be lawfully entitled in case of any breach or threatened breach by Assignor of any provision hereof or of any of the Obligations. Nothing contained in this Assignment and no act or action taken or done by Assignee pursuant to the powers and rights granted it hereunder or under any instrument collateral hereto shall be deemed to be a waiver by Assignee of any of its rights and remedies against Maker under the Guaranty or against Assignor under the other Loan Documents. The right of Assignee to collect and enforce collection of the Obligations and to enforce any security and collateral held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by Assignee hereunder.

(k)    Upon an Event of Default, and the expiration of all grace and cure periods, if any, Assignee shall receive all payments and other benefits under the Assigned Agreements directly from the obligor under the Assigned Note and Assignor agrees to instruct such obligor to make all such payments to Assignee. Any monies or other proceeds under or in connection with the Assigned Agreements received by Assignor in violation of the foregoing covenant, shall not be commingled with any other property of Assignor, but shall be segregated, held by Assignor in trust for, and immediately delivered to, Assignee for application to the payment of the Obligations.

(l)    Upon the payment and satisfaction in full of all of the Obligations, this Assignment shall become null and void and of no further force or effect, but the affidavit, certificate, letter or statement of any officer, agent or attorney of Assignee showing that any part of the Obligations remains unpaid or unsatisfied shall be and constitute evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon.

(m)    Assignee may take, or release, other security which it may hold for the payment of the Obligations, may release any party primarily or secondarily liable therefore, and may apply any other security held by it to the satisfaction, or partial satisfaction, of such Obligations, without prejudice to any of its rights under this Assignment.

(n)    This Assignment shall inure to the benefit of Assignee and its successors, assigns and designees and any other participant in or owner of any of the Obligations, and shall be binding upon any subsequent owner of Assignor's interest in and to the Assigned Agreements.

(o)    Assignor covenants to execute and deliver to Assignee, upon demand, such additional assurances, writings or other instruments as may be required by Assignee to effectuate the purpose hereof. This instrument of assignment may not be changed orally and is to be governed by the local laws of the State of Kentucky applicable to contracts executed and to be performed in such State.

(p)    Only upon the occurrence and continuation of an Event of Default and the expiration of all grace or cure periods, if any, Assignor hereby designates and appoints Assignee and each of its designees or agents as attorney-in-fact of such Assignor irrevocably and with power of substitution, with authority to execute and deliver for and on behalf of such Assignor any and all instruments, documents, agreements and other writings necessary or advisable for the exercise on behalf of such Assignor of any rights, benefits or options created or existing under or pursuant to the Assigned Agreements; to endorse the name of Assignor on its behalf on any and all notes, acceptances, checks, drafts, money orders, instruments or other evidences of collateral, that may come into Assignee's possession; to execute proofs of claim and loss; to execute endorsements, assignments or other instruments of conveyance and transfer; to adjust and compromise any claims under insurance policies or otherwise; to execute releases; and to do all other acts and things necessary and advisable in the discretion of Assignee to carry out and enforce this Assignment or the Obligations. All acts done by Assignee under the foregoing authorization are hereby ratified and approved and neither Assignee nor any designee or agent thereof shall be liable for any acts of commission or omission (other than acts committed or omitted through gross negligence or willful misconduct), for any error of judgment or mistake of facts or law. This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid and any obligation under any of the Loan Documents remains unsatisfied.

6.    Default. Each of the following shall be an event of default hereunder (herein "Event(s) of Default"):

(a)    An Event of Default occurs under the Assigned Note or any of the other Assigned Agreements or under the Note or any other agreement, instrument or document evidencing, guarantying, securing or otherwise executed or delivered in connection with the Loan or any of the Loan Documents, as "Event of Default", a “Default” or the like shall be defined therein.

(b)    Any representation or warranty of Assignor set forth in this Assignment or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Assignment or any of the Obligations shall be materially inaccurate or misleading.

(c)    Assignor shall fail to observe or perform any material covenant or condition required in this Assignment or in any of the Loan Documents evidencing, guarantying, securing or otherwise related to the Loan or Assignor shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing.

7.    Each and every reference to any and all representations, warranties, covenants and undertakings of Assignor herein, including, but not limited to the Events of Default, shall be deemed to apply to each of the undersigned and any and all guarantors of any of the Loan Documents, jointly and severally.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed effective as of the first date set forth above.

*****SIGNATURE PAGES FOLLOW*****

SIGNATURE PAGE OF ASSIGNOR FOR ASSIGNMENT
OF PROMISSORY NOTE AS COLLATERAL SECURITY

INDUSTRIAL SERVICES OF AMERICA, INC.
a Florida corporation

By:	/s/ Alan Schroering
Printed Name:	Alan Schroering
Title:	Interim Chief Financial Officer and VP of Finance

State OF KENTUCKY	)
	)	ss:
COUNTY OF KENTON	)

The foregoing instrument was acknowledged before me this ___ day of _____________, 2013, by Alan Schroering, the Interim Chief Financial Officer and VP of Finance of Industrial Services of America, Inc., a Florida corporation, on behalf of the corporation.

Notary Public

SIGNATURE PAGE OF ASSIGNEE FOR ASSIGNMENT
OF PROMISSORY NOTE AS COLLATERAL SECURITY

THE BANK OF KENTUCKY, INC.,
a Kentucky banking corporation

By:	/s/ Brett N. Blackwell
Printed Name:	Brett N. Blackwell
Title:	Vice President Commercial Banking

State OF KENTUCKY	)
	)	ss:
COUNTY OF KENTON	)

The foregoing instrument was acknowledged before me this _______ day of _____________________, 2013, by Brett N. Blackwell, the Vice President Commercial Banking on behalf of The Bank of Kentucky, Inc., a Kentucky banking corporation, on behalf of the corporation.

Notary Public

SIGNATURE PAGE OF MAKER FOR ASSIGNMENT
OF PROMISSORY NOTE AS COLLATERAL SECURITY

ACKNOWLEDGED, AGREED, AND APPROVED:

The undersigned, as Maker under the Assigned Note and, as applicable, a party to the other Assigned Agreements, hereby acknowledges and agrees to this Assignment for the purposes set forth above and in the Loan Documents, and agrees to execute and deliver to Assignee, upon demand, such additional assurances, writings or other instruments as may be required by Assignee to effectuate the purposes hereof.

WESSCO, LLC, a Delaware limited liability company

By: INDUSTRIAL SERVICES OF AMERICA, INC.,
a Florida corporation, its Manager

By:	/s/ Alan Schroering
Printed Name:	Alan Schroering
Title:	Interim Chief Financial Officer and VP of Finance

EXHIBIT A
COPY OF ASSIGNED NOTE